KINDER MORGAN ENERGY PARTNERS, L.P.
Exhibit 21.1
Plantation Pipe Line Company (51%)
Kinder Morgan Transmix Company, LLC
Sonoran Pipeline LLC (50%)
Kinder Morgan Operating L.P. “A”
Kinder Morgan Canada Company
KM Express Limited
6048935 Canada Inc.
Kinder Morgan Pipelines (USA) Inc.
Express GP Holdings Ltd.
NS 307 Holdings Inc.
KM Canada Terminals ULC
Kinder Morgan Bison ULC
Kinder Morgan Heartland ULC
Kinder Morgan Canada CO2 ULC
Kinder Morgan Canada Inc.
Kinder Morgan Canada Terminals Limited Partnership
Trans Mountain (Jet Fuel) Inc.
Trans Mountain Pipeline (Puget Sound) LLC
Trans Mountain Pipeline L.P.
Trans Mountain Pipeline ULC
Kinder Morgan Operating L.P. “B”
Kinder Morgan CO2 Company, L.P.
Kinder Morgan Bulk Terminals, Inc.
Western Plant Services, Inc.
Dakota Bulk Terminal, Inc.
Delta Terminal Services LLC
RCI Holdings, Inc.
HBM Environmental, Inc.
Milwaukee Bulk Terminals LLC
Queen City Terminals LLC
Kinder Morgan Port Terminals USA LLC
Elizabeth River Terminals LLC
Nassau Terminals LLC
Fernandina Marine Construction Management LLC
Kinder Morgan Port Manatee Terminal LLC
Kinder Morgan Port Sutton Terminal LLC
Pinney Dock & Transport LLC
Kinder Morgan Operating L.P. “C”
Kinder Morgan Operating L.P. “D”
SFPP, L.P. (99.5%)
Kinder Morgan Liquids Terminals LLC
Kinder Morgan Pipeline LLC
Kinder Morgan Tank Storage Terminals LLC
Kinder Morgan 2-Mile LLC
Rahway River Land LLC

Central Florida Pipeline LLC
Southwest Florida Pipeline LLC
Calnev Pipe Line LLC
Kinder Morgan Las Vegas LLC
Coyote Gas Treating Limited Liability Company
Plantation Services, LLC (51%)
Red Cedar Gathering Company (49%)
Globalplex Partners, Joint Venture (50%)
Colton Processing Facility
Cortez Pipeline Company (50%)
Cortez Capital Corporation
Kinder Morgan Materials Services, LLC
Tejas Gas, LLC
Tejas Natural Gas, LLC
Kinder Morgan Pipeline Servicios of Mexico S. de R.L. de C.V.
Kinder Morgan Liquids Terminals St. Gabriel LLC
Kinder Morgan Gas Natural de Mexico S. de R.L. de C.V.
Emory B Crane, LLC
Frank L. Crane, LLC
Paddy Ryan Crane, LLC
Agnes B Crane, LLC
KMBT LLC
KM Crane LLC
MJR Operating LLC
Kinder Morgan Southeast Terminals LLC
International Marine Terminals (66.66%)
ICPT, L.L.C.
I.M.T. Land Corp.
Kinder Morgan Carbon Dioxide Transportation Company
Pecos Carbon Dioxide Transportation Company (69.27%)
River Consulting, LLC (49%)
Kinder Morgan River Terminals LLC
Kinder Morgan Arrow Terminals, L.P.
Global American Terminals LLC
Kinder Morgan Amory LLC
Kinder Morgan Arrow Terminals Holdings, Inc.
KM Decatur, Inc.
River Terminals Properties, LP
Tajon Holdings, Inc.
River Terminals Properties GP LLC
Guilford County Terminal Company, LLC (65%)
Johnston County Terminal, LLC (50%)
Kinder Morgan Petcoke LP LLC
Kinder Morgan Petcoke GP LLC
Kinder Morgan Petcoke, L.P.
Stevedore Holdings, L.P.
General Stevedores Holdings LLC
General Stevedores GP, LLC
SRT Vessels LLC

Kinder Morgan Louisiana Pipeline Holding LLC
Kinder Morgan Louisiana Pipeline LLC
Kinder Morgan Pecos LLC
Kinder Morgan W2E Pipeline LLC
Kinder Morgan Texas Terminals, L.P.
Midcontinent Express Pipeline LLC (50%)
Lomita Rail Terminal LLC
Transload Services, LLC
Devco USA, L.L.C. (49%)
Kinder Morgan Cochin ULC
Kinder Morgan Cochin LLC
Kinder Morgan Seven Oaks LLC
Mid-Ship Group LLC (25%)
Kinder Morgan Columbus LLC
KM Liquids Terminals LLC
Kinder Morgan Production Company LLC
Kinder Morgan Crude Oil Pipelines LLC
Kinder Morgan Wink Pipeline LLC
Kinder Morgan Tejas Pipeline LLC
Kinder Morgan Texas Pipeline LLC
Kinder Morgan North Texas Pipeline LLC
Kinder Morgan Border Pipeline LLC
Kinder Morgan Marine Services LLC
Kinder Morgan Mid Atlantic Marine Services LLC
TransColorado Gas Transmission Company LLC
Northeast Express Pipeline LLC (66.66%)
Kinder Morgan Terminals, Inc.
Fayetteville Express Pipeline LLC (50%)
Betty Lou LLC
KM Ship Channel Services LLC
Javelina Tug LLC
J.R. Nicholls LLC
Razorback Tug LLC
Texan Tug LLC
Mr. Bennett LLC
Hampshire LLC
Mr. Vance LLC
Audrey Tug LLC
Jeannie Brewer LLC
KM Treating GP LLC
Endeavor Gathering LLC (40%)
Kinder Morgan Endeavor LLC
Cypress Interstate Pipeline LLC (50%)
Kinder Morgan Treating LP
Kinder Morgan Commercial Services LLC
Kinder Morgan Dallas Fort Worth Rail Terminal LLC
Kinder Morgan Baltimore Transload Terminal LLC
Kinder Morgan Linden Transload Terminal LLC
KM North Cahokia Land LLC

KM North Cahokia Terminal Project LLC
KM North Cahokia Special Project LLC
KM Kaskaskia Dock LLC
North Cahokia Real Estate, LLC (17.46%)
North Cahokia Terminal, LLC (50%)
North Cahokia Industrial, LLC (75%)
Kellogg Terminal, LLC (50%)
KM Gathering LLC
KinderHawk Field Services LLC
Dietze Products LLC (20%)
Eagle Ford Gathering LLC
Kinder Morgan KMAP LLC
Kinder Morgan Rail Services LLC
Kinder Morgan Cushing LLC
Kinder Morgan Urban Renewal, L.L.C.
Kinder Morgan Fleeting LLC
Greens Bayou Fleeting, LLC (49%)
Deeprock North, LLC (50%)
Deeprock Development, LLC (51%)
Kinder Morgan Crude & Condensate LLC
Watco Companies, LLC
KM Eagle Gathering LLC
Kinder Morgan Battleground Oil LLC
Battleground Oil Specialty Terminal Company LLC (98%)
Parkway Pipeline LLC (50%)
BHP Billiton Petroleum (Eagle Ford Gathering) LLC (25%)
KM Treating Production LLC
Kinder Morgan Crude to Rail LLC
SouthTex Treaters LLC
Kinder Morgan Pecos Valley LLC
Pecos Valley Producer Services LLC (50%)
Kinder Morgan NatGas O&M LLC
Kinder Morgan EP Midstream LLC
Tennessee Gas Pipeline Company, L.L.C.
Tennessee Gas Pipeline Issuing Corporation
Kinder Morgan Altamont LLC
Camino Real Gathering Company, L.L.C.
El Paso Natural Gas Company, L.L.C.
Mojave Pipeline Company, L.L.C.
Mojave Pipeline Operating Company, L.L.C.
Cross Country Development, L.L.C. (54.83)
Sierrita Gas Pipeline LLC
Kinder Morgan Utica LLC
Kinder Morgan Freedom Pipeline LLC
KW Express, LLC (50%)
Greens Port CBR, LLC
Kinder Morgan Virginia Liquids Terminals LLC
Kinder Morgan Administrative Services Tampa LLC
Kinder Morgan Resources LLC

KM Canada Edmonton North Rail Terminal Limited Partnership
KM Canada Edmonton South Rail Terminal Corp.
KM Canada Edmonton South Rail Terminal Limited Partnership
KM Canada Rail Holdings GP Limited
KM Crude By Rail Canada Corp.
KW Express Canada GP Limited
KW Express Canada L.P.
Utica Marcellus Texas Pipeline LLC
Kinder Morgan Petroleum Tankers LLC
American Petroleum Tankers LLC
State Class Tankers II LLC
State Class Tankers III LLC
State Class Tankers IV LLC
State Class Tankers V LLC
State Class Tankers VI LLC
American Petroleum Tankers Holding LLC
APT New Intermediate Holdco LLC
American Petroleum Tankers Parent LLC
APT Intermediate Holdco LLC
JV Tanker Charterer LLC
PI 2 Pelican State LLC
APT Sunshine State LLC
Copano Energy, L.L.C
Copano/Webb-Duval Pipeline LLC
Webb/Duval Gatherers (62.5%)
Copano Pipelines Group, L.L.C.
Copano Field Services GP, L.L.C.
Copano Field Services /Agua Dulce, L.P.
Nueces Gathering, L.L.C.
Copano Field Services/Copano Bay, L.P.
Estes Cove Facilities, L.L.C.
Copano Field Services/South Texas LLC
Copano Field Services/Upper Gulf Coast LLC
Copano Pipelines/South Texas LLC
CDE Pipeline LLC
Copano Pipelines/Upper Gulf Coast LLC
Copano Energy Services/Upper Gulf Coast LLC
Copano Double Eagle LLC (fka Copano Pipelines/Victoria, L.L.C.)
Double Eagle Pipeline LLC (50%)
Copano NGL Services (Markham), L.L.C.
Copano NGL Services LLC
Copano Liberty, LLC (fka Copano Pipelines/Texas Gulf Coast, L.L.C.)
Liberty Pipeline Group, LLC (50%)
Copano Processing LLC
Copano Field Services/North Texas, L.L.C.
North Denton Pipeline, L.L.C. (25.22918%)
Reno Pipeline, L.L.C. (25%)
Copano Pipelines/North Texas, L.L.C.
CPNO Services LLC

Copano Risk Management LLC
Copano Energy Finance Corporation
ScissorTail Energy, LLC
Harrah Midstream LLC
Southern Dome, LLC (73%)
Cimmarron Gathering LLC
Copano Pipelines/Rocky Mountains, LLC (fka Cantera Gas Holdings, LLC)
Bighorn Gas Gathering, LLC (51%)
Fort Union Gas Gathering, LLC (37.04%)
Cantera Gas Company LLC